Exhibit 10.(iii)(21)

       Associate Stock Ownership Plan
            (Amended and Restated
          as of December 31, 1997)

          1.  Purpose.  The purpose of the Associate Stock Ownership
Plan (the "Plan") is to provide employees of Sears, Roebuck and Co., a New York corporation (the "Company"), and its Subsidiary Companies (as defined below) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase common shares, par value $0.75 per share, of the Company ("Common Shares") at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Plan, the term "Subsidiary Companies" shall mean all corporations which are subsidiary corporations (within the meaning of section 424(f) of the Code) and of which the Company is the common parent. The Company and its Subsidiary Companies that, from time to time, adopt the Plan are sometimes hereinafter called collectively the "Participating Companies." The Plan is an amendment and restatement, effective as of December 31, 1997, of the Sears, Roebuck and Co. 1997 Employee Stock Purchase Plan.

          2. Eligibility. Participation in the Plan shall be open to each employee of the Participating Companies who has been continuously employed by the Participating Companies for at least sixty days (an "Eligible Employee"). No right to purchase Common Shares hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section
3). For purposes of the Plan, the term "employee" shall not include any individual for any period during which such individual's services are performed pursuant to the terms of a contract, either with such individual himself or herself or with a leasing organization or agency, that purports to treat the individual as either an independent contractor or an employee of such agency or leasing organization, even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of a Participating Company rather than an independent contractor or an employee of such agency or leasing organization. Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Shares hereunder to the extent that (i) immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) for any calendar year such right would permit such employee to purchase Common Shares under any employee stock purchase plan, which qualifies under section 423 of the Code, of the Company and its Subsidiary Companies which, when aggregated, would have a fair market value (as determined on the first day of the Purchase Period (as hereinafter defined)) in excess of $25,000 or such other amount as may be specified under section 423 of the Code. Further notwithstanding anything contained in the Plan to the contrary, the maximum contributions that can be made by any Eligible Employee during any calendar year shall not exceed the lesser of (i) $13,600 and (ii) 10% of the Eligible Employee's compensation paid during the calendar year. In addition, the number of Common Shares which may be purchased by any Eligible Employee during any Purchase Period shall not exceed 850, subject to adjustment in the same manner described in Section 12, in the case of the occurrence of any of the events described in Section 12.

          3. Effective Date of Plan; Purchase Periods. The Plan shall become effective on July 1, 1997 or on such later date as may be specified by the Board of Directors (the "Board") of the Company or the Committee (as defined in Section 11). The Plan shall cease to be effective unless, within 12 months before or after the date of its adoption by the Board, it has been adopted by the shareholders of the Company at a duly-called meeting of such shareholders.

          A "Purchase Period" shall consist of the three month period, beginning on each July 1, October 1, January 1, and April 1, each commencing on or after the effective date and prior to termination of the Plan.

          4.  Basis of Participation.  (a)  Payroll Deduction.
Subject to compliance with applicable rules prescribed by the Committee, each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such employee has become an Eligible Employee.

          To enroll in the Plan, an Eligible Employee shall make a request to the Company or its designated agent, at the time and in the manner prescribed by the Committee, specifying the amount of payroll deduction to be applied to the compensation paid to the employee by the employee's employer while the employee is a participant in the Plan. The amount of each payroll deduction specified in such request for each such payroll period shall be a whole percentage amount, unless otherwise determined by the Committee to be a whole dollar amount, in either case not to exceed 10%, or such lesser percentage as may be determined by the Committee, of the participant's compensation (before withholding or other deductions) paid to him or her during the Purchase Period by any of the Participating Companies. Subject to compliance with applicable rules prescribed by the Committee, the request shall become effective on the first day of the Purchase Period following the day the Company or its designated agent receives such request.

          Payroll deductions (and any other amount paid under the Plan) shall be made for each participant in accordance with such participant's request until such participant's participation in the Plan terminates, such participant makes a new request which changes the amount of payroll deductions, the Participant elects to suspend his or her participation in the Plan or the Plan terminates, all as hereinafter provided.

          A participant may change the amount of his or her payroll deduction effective as of the first day of any Purchase Period by so directing the Company or its designated agent at the time and in the manner specified by the Committee. A participant may not change the amount of his or her payroll deduction effective as of any date other than the first day of a Purchase Period, except that a participant may elect to suspend his or her participation in the Plan as provided in Section 7.

          Payroll deductions for each participant shall be credited to a purchase account established on behalf of the participant on the books of the participant's employer or such employer's designated agent (a "Purchase Account"). At the end of each Purchase Period, the amount in each participant's Purchase Account will be applied to the purchase of the number of Common Shares determined by dividing such amount by the Purchase Price (as defined in Section 5) for such Purchase Period. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant.

          (b) Other Methods of Participation. The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

          5.  Purchase Price.  The purchase price (the "Purchase
Price") per Common Share hereunder for any Purchase Period shall be the lesser of 85% of the fair market value of a Common Share on the first day of such Purchase Period and 85% of the fair market value of a Common Share on the last day of such Purchase Period. If such sum results in a fraction of one tenth of one cent, the Purchase Price shall be increased to the next higher tenth of one cent. For purposes of the Plan, the fair market value of a Common Share on a given day shall be the mean between the high and low sale prices per share for the Common Shares on such date, as reported in a summary of composite transactions for stock listed on the New York Stock Exchange or, if the New York Stock Exchange is not open for trading on such date, the fair market value of a Common Share shall be the average of the means between the high and low sale prices per share for the Common Shares, as so reported, on the nearest date before and the nearest date after such date on which the New York Stock Exchange is open for trading. In no event, however, shall the Purchase Price be less than the par value of the Common Shares.

          6. Purchase Accounts and Certificates. The Common Shares purchased by each participant shall be posted to such participant's Purchase Account as soon as practicable after, and credited to such participant's Purchase Account as of, the last day of each Purchase Period. Except as provided in Section 7 and Section 8, a participant will be issued his or her shares when his or her participation in the Plan is terminated, the Plan is terminated or upon request, but only in denominations of at least 25 shares.

          After the close of each Purchase Period, information will be made available to each participant regarding the entries made to such participant's Purchase Account, the number of Common Shares purchased and the applicable Purchase Price. In the event that the maximum number of Common Shares are purchased by the participant for the Purchase Period and cash remains credited to the participant's Purchase Account, such cash shall be delivered as soon as practicable to such participant. For purposes of the preceding sentence, the maximum number of Common Shares that may be purchased by a participant for a Purchase Period shall be determined under Section 2.

          7. Suspension or Termination of Participation. A participant may elect at any time, in the manner prescribed by the Committee, to suspend his or her participation in the Plan, provided such election is received by the Company or its designated agent prior to the date specified by the Committee for suspension of participation during the Purchase Period for which such suspension is to be effective.

          Upon any suspension of participation, the participant's payroll deductions shall cease and, if the participant elects, the cash credited to such participant's Purchase Account on the date of such suspension shall be delivered as soon as practicable to such participant. If the participant does not elect to receive such cash, such cash shall be applied to the purchase of Common Shares, as described in Section 4(a) hereof. A participant who elects to suspend participation in the Plan shall be permitted to resume participation in the Plan by making a new request at the time and in the manner described in Section 4 hereof.

          If the participant dies, terminates employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee, such participant's participation in the Plan shall immediately terminate. Except as provided below, upon such terminating event, the cash credited to such participant's Purchase Account on the date of such termination shall be delivered as soon as practicable to such participant or his or her legal representative, as the case may be and, upon request, the number of full Common Shares and the cash equivalent for any fractional share held for such participant's benefit shall be issued to him or her. The cash equivalent for any fractional share held for the benefit of a participant shall be determined by multiplying the fractional share by the fair market value of a Common Share on the day immediately preceding such election to receive such shares determined as provided in
Section 5. Notwithstanding the preceding sentences, in lieu of having the Common Shares held for the participant's benefit issued to him or her, such participant may direct the Company or its designated agent to continue to maintain his or her account with the same entity that acts as the Company's designated agent under the Plan, subject to any conditions imposed by such entity and provided such terminating participant may no longer participate in the Plan.

          8. Termination or Amendment of the Plan. The Plan shall automatically terminate on June 30, 2002, unless terminated earlier by the Company or as otherwise provided herein. The Company, by action of the Board or the Committee, may terminate the Plan at any time prior to June 30, 2002, in which case notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

          Without any action being required, the Plan shall terminate in any event when the maximum number of Common Shares to be sold under the Plan (as provided in Section 12) has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of Common Shares remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available Common Shares among all participants.

          The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (b) increase the maximum number of Common Shares which may be purchased under the Plan, (c) decrease the Purchase Price of the Common Shares for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of such Purchase Period and 85% of such fair market value on the last day of such Purchase Period or (d) adversely affect the qualification of the Plan under section 423 of the Code.

          Except as provided below, upon termination of the Plan, the number of full Common Shares held for each participant's benefit shall be issued as soon as practicable to such participant and the cash equivalent of any fractional share so held determined as provided in
Section 7, and, except as otherwise provided in Section 14, the cash, if any, credited to the such participant's Purchase Account, shall be distributed as soon as practicable to such participant. Notwithstanding the preceding sentence, in lieu of having the Common Shares held for the participant's benefit issued to him or her, a participant may direct the Company or its designated agent to continue to maintain his or her account with the same entity that acts as the Company's designated agent under the Plan, subject to any conditions imposed by such entity and provided such terminating participant may no longer participate in the Plan.

          9. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant.

          10. Shareholder's Rights. No Eligible Employee or participant shall by reason of the Plan have any rights of a shareholder of the Company until he or she shall acquire Common Shares as herein provided.


          11. Administration of the Plan. The Plan shall be administered by the Administrative Committee for Sears Benefit Plans (the "Committee"). In addition to the power to amend or terminate the Plan pursuant to Section 8, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

          The Plan shall be administered so as to ensure that all participants have the same rights and privileges as are provided by section 423(b)(5) of the Code.

          12.  Maximum Number of Shares.  The maximum number of
Common Shares which may be purchased under the Plan is 10,000,000, subject to adjustment as hereinafter set forth. Common Shares sold hereunder shall be purchased for participants in the open market (on an exchange or in negotiated transactions) or, if the Company's Chief Financial Officer, in his or her discretion, deems it to be necessary or advisable, Common Shares sold hereunder may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares. If the Company shall, at any time after the effective date of the Plan, change its issued Common Shares into an increased number of shares, with or without par value, through a stock dividend or a stock split, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of Common Shares which thereafter may be purchased under the Plan and the maximum number of shares which thereafter may be purchased during any Purchase Period shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan and under any Purchase Period proportionately increased, in case of such stock dividend or stock split, or proportionately decreased in case of such combination of shares.

          13. Miscellaneous. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to the Company or its designated agent and, subject to any limitations specified in the Plan, shall be effective when received by the Company or its designated agent and (ii) any request, notice or other communication from the Company or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered. The Plan, and the Company's obligation to sell and deliver Common Shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

          14. Change in Control. In order to maintain the participants' rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control the then current Purchase Period shall thereupon end, and the cash credited to all participants' Purchase Accounts shall be applied to purchase shares pursuant to Sections 5 and 6, and the Plan shall immediately thereafter terminate. For purposes of this Section 14, "Change in Control" shall mean:

          (a)  The acquisition by any individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (ii) any acquisition by the Company or any of its subsidiaries (as defined below); (iii) any acquisition by any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of (c) below are satisfied; or

          (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the shareholders of the Company of a "Business Combination", which shall mean a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any of its subsidiaries, and any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

          For purposes of the foregoing definition of "Change of Control", a "subsidiary" of the Company shall mean any corporation in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.